UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 4, 2013

Date of earliest event reported: August 28, 2013

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2013, Calavo Growers, Inc. (“Calavo” or “we”), Renaissance Food Group, LLC (“RFG”) and Liberty Fresh Foods, LLC, Kenneth Catchot, Cut Fruit, LLC, James Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and RFG Nominee Trust (collectively, the “Sellers”) entered into Amendment No. 1 of the Agreement and Plan of Merger dated July 31, 2013 (the “Amendment”).

Calavo, RFG and the Sellers are parties to an Agreement and Plan of Merger dated as of May 25, 2011 (the “Merger Agreement”) pursuant to which, among other things, Calavo acquired RFG from the Sellers and Calavo agreed to make Earn-Out Payments to the Sellers upon the satisfaction of certain performance requirements specified in the Merger Agreement. Except as otherwise defined in this Current Report on Form 8-K, capitalized terms used in this report have the meanings given to them in the Merger Agreement.

The Merger Agreement states that, upon the attainment of the Stage 2 Maximum Earn-Out Trigger prior to the end of the Earn-Out Period, Calavo shall be obligated to pay the Stage 2 Maximum Earn-Out Consideration to the Sellers. The Merger Agreement states that the Stage 2 Maximum Earn-Out Consideration shall be $5,000,000 in cash and 827,000 shares of Calavo stock. The Merger Agreement states that the Stage 2 Maximum Earn-Out Trigger shall be met if, for any 12-month period during the Earn-Out Period, (1) the EBITDA for RFG is equal to or greater than $8,000,000 and (2) the Revenue for RFG is equal to or greater than $130,000,000.

Calavo, RFG and the Sellers believe that, based upon the recent performance of RFG, the Stage 2 Maximum Earn-Out Trigger is likely to be met prior to the end of the Earn-Out Period and that the Sellers therefore shall be entitled to receive the Stage 2 Maximum Earn-Out Consideration.

Calavo, RFG and the Sellers have amended the Merger Agreement by the Amendment to provide, among other things, that: (1) Calavo shall deliver $5,000,000 of Common Stock to the RFG Nominee Trust (the “Trust”), for the benefit of the other Sellers, as part of the Stage 2 Maximum Earn-Out Consideration instead of delivering $5,000,000 of cash to the Sellers; (2) the Sellers shall receive specified price protection from Calavo with respect to the Trust’s sale of such Common Stock; and (3) Calavo shall file with the Securities and Exchange Commission a Registration Statement on Form S-3 which shall cover the public resale of such Common Stock by the Trust during the period specified in the Amendment.

The Amendment does not make any change to the Merger Agreement’s provisions that address the Stage 3 Earn-Out Payment. Furthermore, the Amendment does not make any change to the Merger Agreement’s provisions that address the Stage 2 Scale Earn-Out Consideration, which sets forth the amount of the Stage 2 Earn-Out Payment to which the Sellers are entitled if the Stage 2 Maximum Earn-Out Trigger is not met during the Earn-Out Period.

The preceding summary of the Amendment is qualified by the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

All of the shares of common stock described in Item 1.01 will be issued by Calavo to the Trust in reliance upon the securities registration exemption contained in Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment No. 1 to Agreement and Plan of Merger, dated July 31, 2013, among Calavo Growers, Inc., Renaissance Food Group, LLC and Liberty Fresh Foods, LLC, Kenneth Catchot, Cut Fruit, LLC, James Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and RFG Nominee Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
September 4, 2013
	By:	/s/ Lecil E. Cole

Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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